SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                          DATE            SOLD(-)             PRICE(2)
   COMMON STOCK-KETEMA INC
  GAMCO INVESTORS, INC.
                         6/13/94            1,500            13.3917
  GABELLI ASSOCIATES LTD
                         6/14/94            1,000            13.5000
  GABELLI ASSOCIATES FUND
                         6/14/94           18,200            13.5000
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.